SEASONS SERIES TRUST
AMENDED AND RESTATED DESIGNATION OF SERIES OF SHARES

	 WHEREAS, the Trust adopted an Amended and Restated Declaration of Trust as of December 1, 2016 (the ?Declaration?);

WHEREAS, the Trust?s establishment and designation of series of shares as of December 1, 2016, was attached as Schedule A to such Declaration;

WHEREAS, the Trustees of the Trust, acting pursuant to
Section 4.9 of the Declaration, at a meeting held of June 13, 2017, authorized the changes in the names of several series of the Trust as follows, effective as of October 9, 2017:

Current Series Name        		Proposed Series Name
Allocation Balanced Portfolio  SA Allocation Balanced Portfolio
Allocation Growth Portfolio    SA Allocation Growth Portfolio
Allocation Moderate Portfolio  SA Allocation Moderate Portfolio
Allocation Moderate Growth     SA Allocation Moderate Growth
Portfolio			Portfolio
Diversified Fixed Income       SA Multi-Managed Diversified
Portfolio                      Fixed Income Portfolio
Multi-Managed Growth           SA Multi-Managed Growth
Portfolio                      Portfolio
Multi-Managed Income           SA Multi-Managed Income
Portfolio                      Portfolio
Multi-Managed Income/Equity    SA Multi-Managed
Portfolio                      Income/Equity Portfolio
International Equity           SA Multi-Managed International
Portfolio                      Equity Portfolio
Large Cap Growth Portfolio     SA Multi-Managed Large Cap
			       Growth Portfolio

Large Cap Value Portfolio      SA Multi-Managed Large Cap
				Value Portfolio
Mid Cap Growth Portfolio       SA Multi-Managed Mid Cap
  			        Growth Portfolio

Mid Cap Value Portfolio        SA Multi-Managed Mid Cap
		               Value Portfolio
Multi-Managed Moderate         SA Multi-Managed Moderate
Growth Portfolio               Growth Portfolio

Small Cap Portfolio            SA Multi-Managed Small Cap
			       Portfolio

Asset Allocation Diversified   SA Putnam Asset Allocation
Growth Portfolio               Diversified Growth Portfolio


Stock Portfolio                SA T. Rowe Growth Stock
				Portfolio
Real Return Portfolio         SA Wellington Real Return
				Portfolio




NOW THEREFORE, the undersigned does hereby certify that, effective as of October 9, 2017, the following Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	SA Allocation Balanced Portfolio
2.	SA Columbia Focused Growth Portfolio
3.	SA Columbia Focused Value Portfolio
4.	SA Allocation Growth Portfolio
5.	SA Allocation Moderate Portfolio
6.	SA Allocation Moderate Growth Portfolio
7.	SA Multi-Managed Diversified Fixed Income
        Portfolio
8.	SA Multi-Managed Growth Portfolio
9.	SA Multi-Managed Income Portfolio
10.	SA Multi-Managed Income/Equity Portfolio
11.	SA Multi-Managed International Equity
        Portfolio
12.	SA Multi-Managed Large Cap Growth
        Portfolio
13.	SA Multi-Managed Large Cap Value Portfolio
14.	SA Multi-Managed Mid Cap Growth Portfolio
15.	SA Multi-Managed Mid Cap Value Portfolio
16.	SA Multi-Managed Moderate Growth Portfolio
17.	SA Multi-Managed Small Cap Portfolio
18.	SA Putnam Asset Allocation Diversified
        Growth Portfolio
19.	SA T. Rowe Growth Stock Portfolio
20.	SA Wellington Real Return Portfolio


1.	Each Share of each Series is entitled to all the rights and
preferences accorded to Shares under the Declaration.

2.	The number of authorized Shares of each Series is unlimited.

3.	Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust?s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (?Prospectus?). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section
4.9 of the Declaration.

4.	With respect to each Series, (a) the purchase price of the Shares, (b)
fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares,
(h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.	The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.	The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.	Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

	IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 3rd day of October, 2017.


/s/ Kathleen D. Fuentes
______________________________
Secretary


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